Exhibit 99.3

             UNAUDITED PRO FORMA CONSOLDIATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to Almost Family, Inc.'s (the Company) acquisition of the home health assets of Mederi, Inc. (Mederi) in an asset acquisition completed December 3, 2006, as if the transaction had occurred at the beginning of the periods presented.

The unaudited pro forma consolidated balance sheet as of September 30, 2006, gives effect to the acquisition as if the transaction had occurred on September 30, 2006.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes. The unaudited pro forma consolidated financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information that we believe are reasonable. Pro forma adjustments are necessary to reflect the estimated purchase price and changes in our capital structure and to adjust amounts related to Mederi's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Mederi that exist as of the date of the completion of the transaction. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial data. In addition, the impact of integration activities could cause material differences in the information presented.

The unaudited pro forma financial information is presented for informational purposes only and are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above nor are they necessarily indicative of future consolidated financial position or results of operations.

                               ALMOST FAMILY, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            As of September 30, 2006

                                                                      Mederi             Pro forma                      Pro Forma
                                               Historical           Acquisition         Adjustments      Notes         As Adjusted
                                            ------------------    ----------------    ---------------- ----------    ---------------

CURRENT ASSETS:
   Cash and cash equivalents                $      5,111,467      $    1,092,991      $   (1,092,991)     (d)        $    5,111,467
   Accounts receivable - net                      11,368,707           3,622,489                   -                     14,991,196
   Prepaid expenses and other current              1,150,678             299,793                   -                      1,450,471
   Deferred tax assets                             1,351,004             954,394            (954,394)     (d)             1,351,004
                                           ------------------    ----------------    ----------------               ---------------
   TOTAL CURRENT ASSETS                           18,981,856           5,969,667          (2,047,385)                    22,904,138
PROPERTY AND EQUIPMENT - net                       1,299,622             227,430                   -                      1,527,052
INTANGIBLE ASSETS                                 12,405,173                   -          24,790,080      (e)            37,195,253
DEFERRED TAX ASSETS                                  329,709                   -                   -                        329,709
OTHER ASSETS                                         172,901              45,021                   -                        217,922
                                            ------------------    ----------------    ----------------               ---------------
                                            $     33,189,261           6,242,118      $   22,742,695                 $   62,174,074
                                            ==================    ================    ================               ===============

CURRENT LIABILITIES:
   Accounts payable                         $      2,816,527      $      752,722      $            -                 $    3,569,249
   Accrued liabilities                             5,142,146           5,009,516             450,000      (f)            10,601,662
   Current portion - debt and leases                 905,134           3,408,808          (2,208,808)     (g)             2,105,134
                                            ------------------    ----------------    ----------------               ---------------
   TOTAL CURRENT LIABILITIES                       8,863,807           9,171,046          (1,758,808)                    16,276,045
                                            ------------------    ----------------    ----------------               ---------------

LONG-TERM LIABILITIES
   Revolving credit facility                               -                   -          11,400,000      (h)            11,400,000
   Capital leases                                    143,827                   -                   -                        143,827
   Notes payable                                     640,000                   -           4,000,000      (i)             4,640,000
   Other liabilities                                 471,031             208,575                   -                        679,606
                                            ------------------    ----------------    ----------------               ---------------
   TOTAL LONG-TERM LIABILITIES                     1,254,858             208,575          15,400,000                     16,863,433
                                            ------------------    ----------------    ----------------               ---------------
      TOTAL LIABILITIES                           10,118,665           9,379,621          13,641,192                     33,139,478
                                            ------------------    ----------------    ----------------               ---------------

Stockholders' equity:
   Common stock, par value $.10;
   authorized 10,000,000 shares;                     354,497               8,900              11,100     (c,j)              374,497
      Treasury stock, at cost                     (8,200,095)                  -                   -                     (8,200,095)
      Additional paid-in capital                  27,248,713              44,500           5,899,500     (c,j)           33,192,713
      Retained earnings (deficit)                  3,667,481          (3,190,903)          3,190,903     (c,j)            3,667,481
                                            ------------------    ----------------    ----------------               ---------------
      TOTAL STOCKHOLDERS'                         23,070,596          (3,137,503)          9,101,503                     29,034,596
        EQUITY
                                            ------------------    ----------------    ----------------               ---------------
                                            $     33,189,261      $    6,242,118      $   22,742,695                 $   62,174,074
                                            ==================    ================    ================               ===============


                        See notes to unaudited pro forma consolidated financial information

                               ALMOST FAMILY, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 2006

                                             Almost Family          Mederi            Pro forma      Notes        Pro Forma
                                                                                     Adjustments                 As Adjusted
                                            ----------------     --------------     -------------- ---------- -------------------

Net service revenues                        $    65,586,220      $ 18,713,448       $          -              $     84,299,668
Cost of service revenue                          33,954,893         9,495,278                  -                    43,450,171
                                            ----------------     --------------     --------------            -------------------
Gross margin                                     31,631,327         9,218,170                  -                    40,849,497

General and administrative expenses
  Salaries and benefits                          17,734,629         6,631,682                  -                    24,366,311
  Other                                           9,211,719         2,363,830                  -                    11,575,549
                                            ----------------     --------------     --------------            -------------------
  Total general and administrative               26,946,348         8,995,512                  -                    35,941,860
                                            ----------------     --------------     --------------            -------------------
                                                  4,684,979           222,658                                        4,907,637
Operating income (loss)  Other income (expense):

  Interest income (expense)                          94,220         (567,119)           (241,381)     (a)             (714,280)
                                            ----------------     --------------     --------------            -------------------
Income (loss) from continuing operations
  before income taxes                             4,779,199         (344,461)           (241,381)                    4,193,357
Provision (benefit) for income taxes              1,901,259         (134,270)            (98,790)     (b)            1,668,199
                                            ----------------     --------------     --------------            -------------------
    Income (loss) from continuing           $     2,877,940      $  (210,191)       $   (142,591)             $      2,525,158
                                            ================     ==============     ==============            ===================

Per share amounts-Basic:                          4,829,744                              200,000      (c)            5,029,744
Average shares outstanding
  Income from continuing operations         $          0.60                                                   $           0.50
                                            ================                                                  ===================

Per share amounts-Diluted:
Average shares outstanding                        5,325,084                              200,000      (c)            5,525,084
  Income from continuing operations         $          0.54                                                   $           0.46
                                            ================                                                  ===================




                        See notes to unaudited pro forma consolidated financial information

                               ALMOST FAMILY, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 2005

                                                                                  Pro forma                    Pro Forma
                                          Almost Family          Mederi          Adjustments      Notes       As Adjusted
                                         ----------------     --------------    --------------- ---------- -------------------

Net service revenues                     $   75,620,145       $23,379,396       $         -                $    98,999,541
Cost of service revenue                      39,662,307        12,231,161                                       51,893,468
                                         ----------------     --------------    ---------------            -------------------
Gross margin                                 35,957,838                                   -                     47,106,073
                                                               11,148,235
General and administrative expenses
                                                                                          -
  Salaries and benefits                      19,982,774         7,764,154                                       27,746,928
                                                                                          -
  Other                                      11,885,012         3,503,654                                       15,388,666
                                         ----------------    --------------    ---------------            -------------------
                                                                                          -
  Total general and administrative           31,867,786        11,267,808                                       43,135,594
                                         ----------------     --------------    ---------------            -------------------
                                              4,090,052          (119,573)                -                      3,970,479
Operating income (loss)
Other income (expense):

  Interest expense                             (112,608)          (82,430)           (995,570)        (a)        (1,190,608)
  Litigation gain                               267,426                 -                 -                         267,426
                                         ----------------     --------------    ---------------            -------------------
Income (loss) from continuing
  operations before income taxes              4,244,870          (202,003)           (995,570)                    3,047,297
Provision (benefit) for income taxes          1,361,582           (78,740)           (388,272)        (b)           894,570
                                         ----------------     --------------    ---------------            -------------------
    Income (loss) from continuing
      operations                         $    2,883,288       $  (123,263)        $  (607,298)             $      2,152,727
                                         ================     ==============    ===============            ===================
Per share amounts-Basic:                      4,674,578                             200,000           (c)         4,874,578
Average shares outstanding
  Income from continuing operations      $         0.62                                                    $           0.44
                                         ================                                                  ===================
Per share amounts-Diluted:
Average shares outstanding                    5,218,658                             200,000           (c)          5,418,658
  Income from continuing operations      $         0.55                                                    $            0.40
                                         ================                                                  ===================




       See notes to unaudited pro forma consolidated financial information


                               ALMOST FAMILY, INC.
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial information is presented on a basis consistent with the Company's historical consolidated financial statements.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma consolidated financial information:

(a) To record the pro forma interest expense on funds borrowed to finance the acquisition.

(b) To record the pro forma provision for income taxes based on pro forma pretax income (loss) based upon each period's consolidated combined state and Federal effective tax rate.

(c) To reflect shares of the Company's common stock issued to the sellers.

(d)    To remove assets retained by the seller.

(e) To record anticipated intangible assets based on the Company's preliminary purchase price allocation. The purchase price has not been allocated to specific intangible assets in the unaudited pro forma consolidated balance sheet (and there is no corresponding amortization expense recorded) because the company is in the process of determining the fair vale of such assets. The final purchase price allocation will be completed after asset and liability valuations are finalized.

(f) To record estimated transaction costs and fees incurred in completion of the transaction.

(g)    To remove specific debt instruments not assumed by the buyer.

(h) To record advances made on the Company's revolving credit facility to fund the cash portion of the purchase price.

(i)    To record the issuance of notes payable to the seller.

(j) To eliminate the shareholders equity section of the sellers' balance sheet.

NOTE 3 - ADDITIONAL INFORMATION

The pro forma adjustments reflected in the accompanying unaudited pro forma financial information and outlined in Note 2 reflect only those permissible under the rules and regulation of the U.S. Securities and Exchange Commission. As previously disclosed by the Company when the transaction was announced, the Company's plans for integrating the acquired operations are as follows:
o combination of eight Mederi locations with Almost Family locations in overlapping service territories; and
o elimination of substantially all of Mederi's Miami FL corporate office overhead with relatively small corresponding additions to Almost
   Family's Louisville KY corporate office overhead.
With these two steps, the Company expects to eliminate approximately $850,000 of operating expenses net of additional corporate management expenses annually.

As indicated in Note 12 to the accompanying audited financial statements of Mederi, Inc., Mederi's corporate overhead expenses, exclusive of interest expense were approximately $3.1 million and $2.4 million for the years ended June 30, 2006 and 2005, respectively.

Additional consideration of up to $5.5 million in cash may be paid to the seller contingent primarily upon the achievement of certain revenue targets in the two years following the closing. No accrual has been provided in the unaudited pro forma financial information.